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                                                                    EXHIBIT 3.03
                                     BYLAWS

                                       OF

                             FIBR-PLAST CORPORATION

                             An Oklahoma Corporation



1.       ARTICLE I: NAME, SEAL AND PRINCIPAL OFFICES

         1.1.      Name.  The name of the Corporation is:

                                    Fibr-Plast Corporation

         1.2. Seal. The corporate seal has inscribed thereon the name of the Corporation and the words "Corporate Seal, Oklahoma".

         1.3. Principal Offices. The principal place of business of the Corporation shall be in Tulsa County, State of Oklahoma, and the principal office of the Corporation is located at 3225 S. Norwood, Suite 100, Tulsa, Oklahoma unless and until changed by resolution of the Board of Directors. The Corporation may maintain other offices or places of business incident to the conduct of its business in or out of the State of Oklahoma.

         1.4. Registered Office. The Corporation shall maintain a registered office and registered agent in Tulsa to the extent required by law.

2.        ARTICLE II:  CERTIFICATE OF INCORPORATION AND PURPOSES

         2.1. Certificate of Incorporation. The Amended Certificate of Incorporation is hereby incorporated into and made a part of these Bylaws. In the event of conflict, the Certificate shall control unless construed or modified by resolution of the Shareholders or of the Directors.

         2.2.     Purposes. The purposes for which this Corporation exists are:

                  2.2.1. as such are shown in said Certificate of Incorporation, to which reference is herewith made;

                  2.2.2. to engage in the business of designing, manufacturing, assembling, marketing, brokering or otherwise dealing in products for use in the building and construction industries; and

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                  2.2.3.   to engage in such other and further business as shall
                           be lawful and not inconsistent with the charter of this Corporation and the laws of Oklahoma and any state in which this Corporation is operating.

3.       ARTICLE III:  STOCK

         3.1. Form. Certificates for stock of the Corporation is in such form as was initially adopted by the Board of Directors. Such certificates shall be numbered and entered upon the books of the Corporation as they are issued. They shall exhibit the holder's name and shall be signed by the President or Vice President and shall be attested by the Secretary or the Treasurer or the same shall be signed and attested by such other officers as shall be designated by the Board of Directors, under the seal of the Corporation, and shall further show the number of shares and the par value represented by such certificates and the limitations or restrictions covering such certificates by either an express statement thereof or appropriate reference thereto (if any there be).

         3.2. Transfer Agent. The Board of Directors shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock and may also require that stock certificates be countersigned and registered by one or more of such transfer agents and registrars. In the absence of such provision, however, the Secretary of the Corporation shall be and act as the transfer agent and registrar.

         3.3. Transfer. Shares of capital stock of the Corporation shall be transferable upon its books only by the holder of record thereof in person or by duly authorized attorney upon the surrender and cancellation of certificates for a like number of shares except in the case of a certificate which shall have been lost, stolen or destroyed.

         3.4. Surrendered Certificates. Certificates surrendered to the Corporation shall be marked as "canceled" together with the date of cancellation and shall be affixed in the stock book opposite the memorandum of issuance.

         3.5. Duplicate Certificates. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, then prior to issuing a duplicate certificate the Corporation may require such proof of fact and such indemnity to be given it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by it, including but not necessarily limited to, affidavits, indemnity bonds or publication of suitable notice of such application for duplicate certificate in newspapers of general circulation.

         3.6. Ownership. The person in whose name shares stand on the records of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

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         3.7.     Change of Address. Any Shareholder may cause the Corporation to change the record of his address in its stock record books by delivering a letter to the Secretary of the Corporation furnishing such data; provided, however, such change shall be ineffective during any period when the stock records of the Corporation have been declared closed by act of either the Shareholders or Directors.

4.       ARTICLE IV:  SHAREHOLDERS

         4.1. Definition of Shareholders. Shareholders of the Corporation shall be only those who appear on its books as the holders and owners of one or more shares of its capital stock.

         4.2. Place of Meeting. All meetings shall be held at the principal office of the Corporation or the registered office of the Corporation unless otherwise set by appropriate resolution of the Board of Directors with notice of the meeting specifying such other place or unless the alternate place of meeting shall be approved and ratified by all Shareholders of record.

         4.3. Annual Meeting. Commencing in the year 2001, the annual meeting shall be held on the first Tuesday of September each year at 10:00 o'clock a.m. (Central Standard Time) for the purpose of electing Directors and for the transaction of such other business as may come before the meeting; provided, however, that if such meeting shall fall upon a legal holiday, such meeting shall be held on the next succeeding business day.

         4.4. Call and Notice of Annual Meeting. The annual meeting shall be held upon the call of the Chairman of the Board, President, or a majority of the then elected and qualified Directors, or Shareholders qualified to cast not less than 51% of the votes at such meeting. Written notice of such meeting shall be executed and given by either the Chairman, President, the Vice President, the Secretary or an Assistant Secretary, to each Shareholder not less than ten (10) days nor more than sixty
                  (60) days prior to the date of such meeting. Such notice may be delivered in person to each Shareholder or by mail at the address last shown on the stock books of the Corporation for such Shareholder and, if mailed, deposited in the United States mail, with postage prepaid, addressed to the Share holder at his record address as aforesaid. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Corporation that the notice has been given, in the absence of fraud, shall be prima facie evidence of the facts stated therein.

         4.5. Special Meetings. Special meetings of the Shareholders may be held at any time and

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                  at any place proper for an annual meeting upon call and notice in compliance with these Bylaws. The Shareholders may properly transact any business at a special meeting which could be transacted at the annual meeting. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Corporation that the notice has been given, in the absence of fraud, shall be prima facie evidence of the facts stated therein.

         4.6. Call and Notice of Special Meeting. As provided by law, a special meeting shall be held upon the call of the Chairman of the Board, President, or a majority of the then duly elected and qualified Directors or Shareholders qualified to cast not less than 51% of the votes at such meeting. Written notice of such meeting shall be executed and given either by the Chairman, President, the Vice President, the Secretary or an Assistant Secretary and shall be given to each Shareholder of record at the address last shown on the stock books of the Corporation not less than ten (10) nor more than sixty (60) days prior to the time of such meeting. Such notice may be delivered in person or by mail and, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid, addressed to the Shareholder at his record address as aforesaid. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Corporation that the notice has been given, in the absence of fraud, shall be prima facie evidence of the facts stated therein.

         4.7. Waiver. Whenever any notice whatsoever is required to be given by these Bylaws, or by the Certificate of Incorporation of this Corporation or by any of the Corporation laws of the State of Oklahoma, a waiver of such notice in writing signed by the person or persons entitled thereto (whether given before or after the time stated therein) shall be deemed equivalent thereto. In addition, the presence (either in person or by proxy) of any Shareholder of the Corporation at any meeting thereof shall likewise be deemed to be the equivalent of receipt of notice and also a waiver of notice of the meeting unless such Shareholder shall appear for the purpose of contesting the validity of such meeting and shall file with the Secretary of the Corporation a written protest to such effect before the meeting shall have commenced and declared to be in order. Notice of any meeting need only be given to those Shareholders of the Corporation who have not waived notice as aforesaid.

         4.8. Quorum. The holders of a majority of the outstanding shares of the Corporation entitled to vote, whether represented in person or by proxy, shall constitute a quorum which shall be requisite at all meetings of the Shareholders for the transaction of any business except as otherwise expressly provided in these Bylaws, or by an appropriate resolution of the Stockholders or as otherwise required by the statutes of Oklahoma.

         4.9. Absence of Quorum. If a quorum shall not be present or represented at any meeting


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                  of the Shareholders for which actual notice shall have been given in compliance herewith, then the Shareholders there present shall have the power to adjourn the meeting from time to time and without notice other than announcement at the meeting as to the time and place of such continuance or adjournment. Such announcement as to the adjournment or continuance shall promptly be reduced to minute form and placed in the minute book by the Secretary of the meeting. At any such adjourned or continued meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Notice shall be deemed to have been given to any Shareholder upon his execution at any time of a waiver of notice as to either the original meeting or the adjourned and continued meeting.

         4.10. Proxy. At all meetings of the Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before the time of the meeting. No proxy shall be valid after twenty-four (24) months following the date of its execution.

         4.11. Voting for Directors. The Directors shall be elected by a majority vote. Each Shareholder shall be entitled to vote the number of shares owned by him for as many Directors as are to be elected. There shall be no cumulative voting unless the same shall be hereafter created by amendment to these Bylaws.

         4.12. Other Voting. Except as last above provided, the holder of each out standing share shall be entitled to one (l) vote upon each matter submitted to the Shareholders for vote. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question submitted for vote unless the question is one upon which an absolute requirement of the laws of Oklahoma or other provision of these Bylaws calls for a larger or different vote.

         4.13. Closing of Stock (or Transfer) Books. For purposes of determining Shareholders entitled to notice of or to vote at any meeting of the Shareholders or those Shareholders entitled to receive payment of any dividend or to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the Stock Transfer Books shall be closed for any stated period which in no event shall be more than sixty (60) days preceding or ten
                  (10) days following the time set by the Directors for such meeting. In lieu of closing the Stock Transfer Books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date not being more than forty (40) days preceding or ten (10) days following the date fixed for such meeting by the Board of Directors. If the Stock Transfer Books are not closed and no record date

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                  is fixed for the determination of Shareholders, or of
                  Shareholders entitled to receive payment of a dividend, then the date on which the resolution of the Board of Directors declaring such dividend is adopted, or as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any continuance or adjournment thereof except where the determination has been made through the closing of the Stock Transfer Books and the stated period of closing shall have expired.

         4.14. Voting List. If the share ledger or stock records of the Corporation show the names of the Shareholders of the Corporation in alphabetical order by classes of stock and also show all persons entitled to represent shares at such meeting together with the number of shares entitled to be voted by each Shareholder, the officer in charge of the stock records shall not be required to prepare a voting list. When such ledger or records do not contain the data above described, then the officer having charge thereof shall prepare a complete list as of twenty-four (24) hours prior to the convening of such meeting of all persons entitled to represent shares at such meeting, alphabetically, with the number of shares entitled to be voted by each opposite the respective names. Such list and the share ledger or stock records (or a duplicate thereof) shall be kept at the place of such meeting during the business hours of at least one (l) full day immediately preceding the convening of the meeting continuing to and through the close of such meeting, and such records shall be subject to inspection during such period by any Shareholder or person representing shares. If such meeting is not at the principal offices of the Corporation, then alternatively such records may be held available for examination at the Corporation's principal offices. The requirements of this section 4.14 may be suspended by appropriate resolution of the Shareholders at any annual or special meeting.

         4.15 Annual Reports. No Director or Officer shall have any obligation to mail or otherwise furnish annual reports to the Shareholders of the Corporation as a condition precedent to the convening of any meeting of Shareholders unless such shall be specifically required as to a given meeting by appropriate resolution of either the Shareholders or Directors or by mandatory statute.

         4.16. Statutory Right of Dissent. No right of dissent to any corporate action, as defined in the laws of Oklahoma shall exist where such action shall have been either approved, accepted, adopted or ratified by the holders of the majority of outstanding shares of stock.

         4.17. Access to Records. Except as otherwise provided under the laws of Oklahoma,


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                  inspection of the books, accounts and records of the
                  Corporation by Shareholders shall be limited to such times as the Board of Directors may by resolution designate from time to time; if the Board of Directors shall determine that any proposed use is or probably would be other than a legitimate use or hostile to the interests of the Corporation, it shall only make such records available as shall be absolutely required under the laws of Oklahoma.

         4.18. Informal Actions by Shareholders. Any action which may properly be taken at a meeting of the Shareholders may be taken without the necessity of a meeting if all of the holders of shares who would have been entitled to vote at such a meeting execute a record or memorandum of such action and such record or memorandum is thereafter filed with the Secretary and made a part of the corporate records and minutes.

         4.19. Consent of Shareholders in Lieu of Meeting. Except as is otherwise provided by the General Corporation Act, any action which could be taken at the annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent thereto describing the action shall be signed by the holders of outstanding stock having not less than the minimum numbers of shares which would be necessary to authorize or to take such action at a meeting entitled a vote thereon, as is provided in section 1073 of such General Corporation Act.

         4.20 Ratification of Acts. Any transaction of business by the Shareholders at an invalid meeting shall be as valid and as though transacted at a meeting duly held after regular call and notice if (A) such transaction is subsequently approved and ratified at any Shareholders meeting, or if (B) a quorum had been present in person or by proxy and if either before or after such meeting each of the Shareholders entitled to vote thereat who were not present in person or by proxy shall sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Any such waivers, consents or approvals shall be filed with the Secretary and made a part of the records and minutes of the Corporation.

         4.21. Secret Ballot. Upon demand of any Shareholder qualified to vote (whether acting in person or by proxy), the vote on any question shall be taken by secret written ballot on which the persons voting shall state their respective positions by using the word "For" or the word "Opposed".

5.       ARTICLE V:  DIRECTORS

         5.1. General Powers. The business of the Corporation shall be managed and controlled by the Board of Directors and all of the powers which according to the laws of Oklahoma could be exercised either by the Shareholders or the Directors are hereby expressly vested in and delegated to the said Directors; provided, however, that the Shareholders may at any annual or special meeting by unanimous vote limit or restrict the power and authority of the Directors notwithstanding the foregoing.

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         5.2.     Specific Powers. By way of extension rather than limitation, the Board of Directors shall be vested with the following authority and powers:

                  5.2.1. to purchase or otherwise acquire, deal in, hold, sell or dispose of for the Corporation such property, rights or privileges (whether real, personal or mixed) of whatsoever nature which the Corporation is authorized or may legally acquire, at such prices or upon such terms and conditions and for such consideration as it may in its discretion deem fit and to the best interests of the Corporation;

                  5.2.2. to appoint, hire, contract with, remove, suspend, or discharge such subordinates, managers, officers, assistants, clerks, agents and servants, permanently or temporarily, and to determine and fix their duties and compensation, to require security from them, to determine their fitness, all upon such terms and conditions and for such consideration as it in its discretion shall determine fit;

                  5.2.3. to confer by appropriate resolution upon any officer or agent the right to choose, hire, contract with, remove, suspend, discharge or otherwise deal with such subordinate officers, agents, employees or servants as it shall deem fit and in the best interests of the Corporation;

                  5.2.4. to appoint any person or persons to accept, acquire, hold in trust, dispose of or otherwise deal with any property (real, personal or mixed) for or belonging to the Corporation, or in which it shall be interested, and to otherwise act for any purpose and to execute and do such other duties and things as may be requisite or incident in relation to such trust; and

                  5.2.5. to make, create, and issue such drafts, notes, bonds, debentures, mortgages, leases, trust agreements, securities, or other instruments of whatsoever nature and to do each and every other act and thing necessary, incident or convenient to effectuate the same and the transaction of the business of this Corporation.

         5.3. Number of Directors. The Board of Directors shall initially be three (3) in number. Such number shall be altered only by appropriate resolution by either the Board of Directors or the Shareholders; provided, however, that the tenure of office of a Director shall not be affected by any decrease in the number of Directors; and, further provided, that in no event shall the Board of Directors be less than two (2) or more than nine
                  (9) in number.

         5.4. Qualification of Directors. A Director to be qualified to take office shall be legally competent to enter into contracts. No other qualifications shall exist except as are set forth in the Certificate of Incorporation or in these Bylaws or as shall be hereafter

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                  added by amendment to the Certificate of Incorporation or
                  these Bylaws or by appropriate resolution of the holders of a majority of all outstanding and issued capital stock of the Corporation. The President and Vice President shall be members of the Board of Directors. If there is more than one Vice President, then the Executive Vice President shall serve as a member of the Board of Directors

         5.5 Election and Term of Office. Directors shall be elected for a term of one (l) year; Directors shall be first elected at the organizational meeting of Shareholders following incorporation and such Board shall hold office until the first annual meeting, at which time the entire Board shall be elected to serve for a term of one (l) year or until successors be thereafter duly elected and qualified.

         5.6. Quorum. A majority of the entire Board of Directors shall constitute a quorum and shall be requisite at all meetings of the Directors for the transaction of any business except as otherwise expressly provided in these Bylaws or as otherwise absolutely required by the laws of Oklahoma. If only one Director shall have been elected or if only one Director shall remain due to the death or resignation of other Directors, then the act of such single Director shall be sufficient for and shall constitute the act of the Board of Directors for all purposes whatsoever. Notwithstanding anything else herein to the contrary.

         5.7 Absence of Quorum. If a quorum shall not be present at any meeting of the Directors for which actual notice shall have been given in compliance with these Bylaws, then the Directors there present (without regard to the number) shall have the power to adjourn such meeting from time to time and without notice other than announcement at the meeting as to the time and place of such continuance or adjournment. Such announcement as to adjournment or continuance shall promptly be reduced to minute form and placed in the minute book by the Secretary of the meeting. At any such adjourned or continued meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. Notice shall be deemed to have been given to any Director upon his execution at any time of a waiver of notice as to either the original meeting or the adjourned and continued meeting.

         5.8. Voting and Acts. Each Director shall be entitled to one (l) vote on any matter properly submitted to the Board of Directors for vote. The act or vote of a majority of the Directors present at a meeting at which a quorum is present shall decide any question submitted for vote unless the question is one which by absolute requirement of the laws of Oklahoma or the other provisions of these Bylaws calls for a larger or different vote.

         5.9. Resignation. The resignation of a Director shall not be deemed to be effective until accepted by the Board of Directors unless the same is submitted in writing and specified to be effective as of a date certain.

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         5.10.    Removal of Directors by Shareholders. The entire Board of
                  Directors or any individual Director may be removed from office with or without cause at any time by a vote of Shareholders holding a majority of the issued and outstanding shares entitled to vote at any Shareholders meeting. Unless the entire Board of Directors shall be so removed, then no individual Director shall be removed if a sufficient number of votes are cast by Shareholders against such resolution which if cumulatively voted at an election of the full Board of Directors would have been sufficient to have elected one (l) or more Directors.

         5.11. Removal of Board. The Board of Directors may in its discretion declare vacant the office of any Director if (a) he shall have been declared of unsound mind by court order, or (b) convicted of any felony or other crime involving moral turpitude or breach of fiduciary duty.

         5.12. Filling of Vacancies. Vacancies in the Board of Directors shall be filled by the remaining members of the Board of Directors even though less than a quorum, and each person so elected shall continue as a member of the Board until his successor is duly elected and qualified or until he shall be removed as provided in these Bylaws; provided, however, that the Shareholders at a special meeting called for such purpose shall have the right to fill any vacancy in the Board of Directors not earlier filled by the remaining members of the Board.

         5.13. Annual Meeting. The annual meeting of the Board of Directors shall be held immediately following the close of the annual meeting of Share holders of the Corporation at the same place of meeting; provided, however, that the time or place of such annual meeting may be changed by (a) appropriate resolution of the Shareholders at the annual meeting, or (b) appropriate resolution of the Board of Directors at an earlier meeting at which specific reference is made setting forth such alternate time and place in the notice of meeting. The principal business of the annual meeting of Directors shall be the election of the officers of the Corporation for the ensuing year and such other business as shall properly come before the meeting.

         5.14. Call and Notice of Annual Meeting. Call of the annual meeting of Shareholders shall constitute call of the annual meeting of the Board of Directors at the same place and immediately following the close of such annual meeting of Shareholders unless the Board of Directors by appropriate resolution shall earlier fix the time or place of such annual meeting of Directors otherwise. The annual meeting of Shareholders shall have the power to set or reset the time and place of the ensuing annual meeting of Directors; provided, however, that in any case the annual meeting of Directors shall be held within fourteen (14) days following the day on which the annual meeting of Shareholders shall have been held. Written notice of the time and place of the annual meeting shall be executed and given to all Directors by either the President, the Vice President, the Secretary or an Assistant Secretary not less than ten (10) days nor more than thirty (30) days prior to the date of such meeting; if the annual meeting of Directors is called at the same place and immediately following the close of the annual


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                  meeting of the Shareholders, sufficient notice shall be deemed to have been given to the Shareholders. If the annual meeting of Directors shall have been earlier called for a different time or place, then the notice shall specify such other time and place. Such notice may be delivered in person or by mail and if mailed, shall be deemed to be delivered when deposited in the United States mail, with postage prepaid, addressed to the Director at his last record address. Any Director shall be deemed to have furnished a change of address to the Corporation upon furnishing a written statement thereof to the Secretary. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Corporation that the notice has been given, in the absence of fraud, shall be prima facie evidence of the facts stated therein.

         5.15. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place upon call and notice in compliance with these Bylaws. The Directors may properly transact any business at a special meeting which could be transacted at the annual meeting.

         5.16. Call and Notice of Special Meetings. A special meeting shall be held upon the call of either the President or a majority of the duly elected and qualified Directors. Written notice of such meeting shall be executed and given either by the President, the Vice President, the Secretary or an Assistant Secretary or such majority of Directors by mailing written notice thereof to each Director not less than five (5) days nor more than sixty (60) days prior to the time of such meeting. Such notice may be delivered in person or by mail and, if mailed, shall be deemed to be delivered when deposited in the Untied States mail, with postage prepaid, addressed to the Directors. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Corporation that the notice has been given, in the absence of fraud, shall be prima facie evidence of the facts stated therein.

         5.17. Waiver. Whenever any notice whatsoever is required to be given to Directors by these Bylaws or by the Certificate of Incorporation of this Corporation or by the corporation laws of the State of Oklahoma, a waiver in writing of such notice signed by the person or persons entitled thereto (whether given before or after the time stated therein) shall be deemed equivalent thereto. In addition, the presence of any Director of the Corporation at any meeting thereof shall likewise be deemed to be the equivalent of notice and also a waiver of notice of the meeting unless such Director shall specially appear for the purpose of contesting the validity of such meeting and shall file with the Secretary of the Corporation a written protest to such effect before the meeting shall have been commenced and declared to be in order. Notwithstanding anything to the contrary in this Article V, no notice whatsoever need be given of the call of any meeting to a Director who shall have waived notice as aforesaid.

         5.18. Chairman of the Board. The duly elected, qualified and acting Chief Executive Officer shall automatically be and serve as Chairman of the Board of Directors. If no Chief Executive Officer shall have been elected or, if elected, he shall be absent or disabled from serving, then the President of the Corporation shall act as Chairman of the Board of Directors. If the President is absent or disabled from serving, then the Vice President shall act as Chairman of the Board of Directors. If two (2) or more Vice Presidents exist, the Executive Vice President or, if none, Senior Vice President, shall act as Chairman of the Board of Directors in the absence of the Chairman.

         5.19. Election of Officers. At the organizational meeting of the Board of Directors following the organizational meeting of Shareholders and at each annual meeting thereafter, the Board of Directors shall elect the following officers: President, one or more Vice Presidents, Secretary and Treasurer. The Board of Directors may, by appropriate resolution at any time or from time to time, provide for and elect a Chief Executive Officer, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers. Two (2) or more offices may be held by the same person.

         5.20. Compensation to Directors. The entire Board of Directors by unanimous vote may at any time set a fee to be paid to Directors for attendance at annual or special meetings, provided, however, that such fee shall not exceed Two Hundred Fifty Dollars ($250.00) per meeting. By like vote the Directors may also approve actual travel or other expenses incurred by the Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         5.21. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be deemed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall otherwise forward such written dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who either voted in favor of such action or failed to make his vote known at the time of the meeting.

         5.22. Secret Ballot. Upon demand of any Director, the vote of any question shall be taken by secret written ballot on which the persons voting shall state their respective positions by using the word "For" or "Opposed".

         5.23. Vesting of Authority. All authority which according to the General Corporation Act of the State of Oklahoma may be vested either in the shareholders or the Directors of a Corporation is and shall be deemed to be vested in the Directors of this Corporation unless provided to the contrary in the Certificate of Incorporation or in these Bylaws. In determining the relative authority of the Shareholders and Directors, any statement of specific authority of the Directors contained in the Certificate of Incorporation or these Bylaws shall be deemed to be a statement of extension and definition rather than limitation.

         5.24. Salaries of Executive Officers. The salaries of the President, Vice President, Secretary and Treasurer shall be fixed or approved by the Board of Directors unless it shall delegate the same to an Executive Committee, if any exists, by appropriate resolution.

         5.25. Defense of Claims. The Board of Directors may authorize such expenditures as it shall deem to be in the best interests of the Corporation for the investigation and defense of claims made or suits brought by any persons whomsoever either against the Corporation, its Directors, Officers, agents or employees, or any of them, without regard to the nature of the alleged claim or suit.

         5.26. Personal Liability of Directors. A Director shall have no personal liability for any claim or damage that may result from his acts in the discharge of any duty imposed or power conferred upon him by the Corporation if, in good faith, he shall have acted with ordinary care and prudence or shall have relied upon the opinion of an attorney, accountant or other professional consultant of the Corporation.

6.        ARTICLE VI:  OFFICERS

         6.1 Officers to be Elected. The Officers to be elected of the Corporation shall be as follows:

                                            President
                                            one or more Vice Presidents
                                            Secretary
                                            Treasurer

                  The Board of Directors may at any time or from time to time elect additionally a Chief Executive Officer, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and exercise such powers and perform such duties as shall be determined by the Board of Directors; provided, however, that the Board of Directors may at its discretion elect only a President, Secretary and Treasurer and leave any other offices unfilled at any time or from time to time, notwithstanding anything herein to the contrary. Two (2) or more offices may be held by the same person.

         6.2. President. The President shall be the general manager of the Corporation, shall have general supervision of the business, shall conduct all of the regular business of the Corporation, shall see that all orders and resolutions of the Board of Directors are enforced and put into effect, shall be its principal officer and agent, shall automatically be and serve as Chairman of its Board of Directors, shall preside at all meetings and shall negotiate and execute all contracts, bonds, mortgages and all other instruments whatsoever incident to the conduct of the business of the Corporation. By way of extension rather than limitation, he may appoint and remove, employ, contract with and discharge, and fix the compensation of all employees and agents of the

                  Corporation except to the extent the Board of Directors has the duty under these Bylaws to fix or approve the compensation of executive officers; the President shall have the duty of making all reports and returns of whatsoever nature required of the Corporation by any governmental body and shall keep the Board of Directors sufficiently informed in such regard; the President shall have such other and further uncontrolled authority, power and discretion as shall reasonably be necessary, incident to or convenient for the accomplishment of the purposes of the Corporation and transaction of all of its business of whatsoever nature except as shall be prohibited under the laws of Oklahoma or absolutely reserved to the Board of Directors in these Bylaws or hereafter limited by act of the Board of Directors.

         6.3. Vice President. The Vice President shall exercise the functions of the President in his absence or disability and, when so acting, shall have all of the powers and authorities of the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the Board of Directors, or by the President. If the Board of Directors shall at any time or from time to time elect additional Vice Presidents, then the one first elected shall be designated as "(Executive) Vice President," the second as "Second Vice President," and so forth. The Second Vice President and subsequently elected Vice Presidents shall succeed to and exercise the functions of the President in his absence and upon his disability in the order of their election.

         6.4. Secretary. The Secretary shall attend all meetings of Shareholders and Directors, shall keep a full and accurate account of their proceedings and, when directed, shall execute and mail notices of meetings of the Shareholders or of the Directors, shall record all transfers of stock and cancel and preserve all certificates of stock transferred and shall keep a record of the last known addresses of all Shareholders and Directors. He shall be Transfer Agent of the Corporation unless the Directors shall otherwise provide. He shall keep the seal of the Corporation and shall affix the same to all certificates of stock, conveyances of real estate and other documents requiring the seal either upon the direction of the Board of Directors or the President. In the absence or upon the disability of the Secretary, the Assistant Secretary shall perform the duties of the Secretary.

         6.5 Treasurer. The Treasurer shall keep a full and accurate account of the receipts and disbursements of the Corporation, shall deposit all monies and other valuable objects of the Corporation in its name in such depositories as shall be designated by the Board of Directors from time to time, shall make and furnish a report of the finances of the Corporation whenever requested by the Board of Directors or the President, and shall furnish such bond as to his performance which the Board of Directors shall at any time require. In the absence or upon the disability of the Treasurer, the Assistant Treasurer shall perform such duties.

         6.6 Resignation. An officer may resign at any time by delivering written notice thereof to the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, then upon acceptance thereof by the Board of Directors.

         6.7. Removal. The Board of Directors at any time may remove any officer or agent of the Corporation with or without cause by adopting a resolution to such effect.

         6.8. Filling of Vacancies. The Board of Directors may fill any vacancy resulting from the death, resignation, removal, disqualification, disability or the like, of any officer or agent at any annual or special meeting. Any officer or agent elected to fill such a vacancy shall serve the unexpired term of such former officer or agent.

7.       ARTICLE VII:  CONTRACTS AND CORPORATE INTERESTS

         7.1. Contracts. In the absence of fraud, no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that Shareholders, Directors, Officers or agents of this Corporation are shareholders, directors, officers or agents of any other corporations if such contract or transaction shall be either approved or ratified by the Board of Directors of this Corporation after a disclosure or with knowledge of such interests. Any Shareholder, Director or Officer individually, or any corporation, partnership, trust or other entity in which a shareholder, director or officer of the corporation is interested may be a party to or interested in any contract or transaction with the Corporation, provided that such contract or transaction shall be either approved or ratified by the affirmative vote of the Board of Directors of the Corporation following disclosure or with knowledge of such interests. Shareholders and Directors so interested may be counted when present at meetings of Shareholders or Directors, as the case may be, for purposes of determining whether a quorum exists.

         7.2. Accounting. No Shareholder, Director or Officer shall be liable to account to this Corporation for any profit indirectly or directly realized by him from or through any such transaction or contract with this Corporation by reason of his interest therein which shall have been either approved or ratified as aforesaid.

8.       ARTICLE VIII:  FISCAL YEAR

         8.1. Setting of Fiscal Year. The fiscal year of this Corporation shall end on June 30 unless hereafter amended by appropriate resolution of the Board of Directors or of the Shareholders.

9.       ARTICLE IX:  DIVIDENDS AND STOCK REDEMPTION

         9.1. Dividends. The Board of Directors in its sole discretion may from time to time declare dividends on the outstanding shares of the Corporation without any restrictions or limitations other than those absolutely imposed under the laws of Oklahoma.

         9.2. Purchase and Redemption of Shares. The Board of Directors may in its sole discretion at any time direct or authorize the purchase or redemption, or both, of outstanding shares of stock of the Corporation without any restrictions or limitations other than those absolutely imposed under the laws of Oklahoma.

10.      ARTICLE X:  AMENDMENT OF BYLAWS

         10.1. Amendment by Shareholders. These Bylaws may be amended at any annual or special meeting of the Shareholders provided that
                  (a) the notice of such meeting shall have contained a general reference to and statement of the nature of the amendment to be considered, or (b) in lieu thereof, that all Shareholders shall then or thereafter execute a waiver of notice or approval of the minutes or consent to such amendment.

         10.2. Amendment by Directors. The Board of Directors may amend these Bylaws at any annual or special meeting of the Board of Directors by unanimous vote of all its members.

                                              CERTIFICATION OF BYLAWS

         The foregoing Amended Bylaws were duly adopted at the Initial and Organizational Meeting of Incorporators, Subscribers and Shareholders held on the 31st day of January, 2001.

                                                   /s/ Thomas Watson
                                                   ------------------------
                                                   THOMAS WATSON, PRESIDENT




ATTEST:

/s/ Joseph Francella
--------------------------------
JOSEPH FRANCELLA, Vice President
& Secretary

       (SEAL)